Exhibit 99.5

FOURTH AMENDMENT TO RIGHTS AGREEMENT

THIS FOURTH AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”), dated as of January 7, 2003, is made by and between ARV ASSISTED LIVING, INC., a Delaware corporation (the “Company”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY (the “Rights Agent”).

RECITALS

A. WHEREAS, the Company and Continental Stock Transfer & Trust Company, as assignee, entered into that certain Rights Agreement dated as of May 14, 1998, as amended as of October 21, 1998, April 24, 2000, and October 1, 2002 (the “Rights Agreement”);

B. WHEREAS, the Company, Prometheus Assisted Living LLC, and Jenny Merger Corp., a Delaware corporation and wholly-owned subsidiary of Purchaser have entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company, and the Company agreed to amend the Rights Agreement;

C. WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below;

NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1. Amendment of Section 1.3. The following paragraph shall be added to Section 1.3 beneath the last paragraph of Section 1.3.

“PROVIDED, FURTHER, HOWEVER, that prior to the termination of an Agreement and Plan of Merger among the Company, Prometheus Assisted Living LLC (“Purchaser”), and Jenny Merger Corp., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), whereby Merger Sub will merge with and into the Company (the “Merger”) (a) neither the Purchaser nor any of its Affiliates or Associates shall be deemed, by virtue of any equity or employment agreements, arrangements or understandings involving any such parties and relating to periods after the effective time of the Merger (the “Merger Effective Time”) or approved by the Board of Directors of the Company or a committee thereof, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own” any securities of the Company “beneficially owned” by any of such officer, director or employee of the Company or any of its Subsidiaries and (b) no officer, director or employee of the Company shall be deemed, by virtue of any equity or employment agreements, arrangements or understandings involving any such parties and relating to periods after the Merger Effective Time or approved by the Board of Directors of the Company or a committee thereof, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own” any securities of the Company “beneficially owned” by any other officer, director or employee of the Company or any of its Subsidiaries or by Purchaser or any of its Affiliates or Associates.”

2. Effectiveness. This Amendment shall be deemed effective as of January 7, 2003 as if executed by both parties on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

3. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, without giving effect to the choice of law provisions thereof. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant, or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Rights Agreement to be duly executed as of the date first above written.

ARV ASSISTED LIVING, INC.

By: /s/

Name: Douglas M. Pasquale

Its: Chairman, Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: /s/

Name:

Its: